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EXHIBIT 16


                                   [GGK LOGO]

                          GOLDSTEIN GOLUB KESSLER LLP
                  Certified Public Accountants and Consultants
                  --------------------------------------------

                                     NEXIA
                                 INTERNATIONAL


September 17, 2001



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


We have read item 4 of Form 8-K dated September 11, 2001 of Accident Prevention Plus, Inc. and are in agreement with the statements contained therein.


/s/ Goldstein Golub Kessler LLP
GOLDSTEIN GOLUB KESSLER LLP





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